Exhibit 99.2
Contact: Bob Butter of Tollgrade @ (412) 820-1347
bbutter@tollgrade.com
TOLLGRADE TO ACQUIRE WIRELINE TEST SYSTEM UNIT OF EMERSON NETWORK POWER
Expands Tollgrade’s Global Base of Centralized Network Customers
PITTSBURGH, February 8, 2006 – Tollgrade Communications, Inc. (NASDAQ: TLGD) today announced it has reached a definitive agreement to purchase the test system business unit of Emerson Network Power, Energy Systems, North America, Inc., a subsidiary of Emerson (NYSE: EMR).
The Emerson Test System business (formerly a part of RelTec and later, Marconi) will add a largely international portfolio of customers for which Emerson currently provides wireline testing software and hardware products for DSL and traditional POTS applications. Tollgrade will acquire substantially all the assets of this business and assume certain specified liabilities in a cash transaction valued at approximately $5.5 million, subject to adjustment for working capital and other items. Tollgrade preliminarily expects that the acquisition may be initially dilutive to GAAP earnings per share, but accretive by the end of fiscal year 2006, and could add to 2006 revenues in the range of $7 million to $8 million. The closing is subject to customary closing conditions, and is currently expected to be completed no later than mid-March, 2006.
“With nearly one-half of the world’s communications systems still untested, the addition of Emerson’s Test System business and team will expand our global footprint and will add to our solid position of embedded access lines,” said Mark B. Peterson, Tollgrade’s President and Chief Executive Officer. “This aggregation of systems and customers is a strategic move to strengthen our base as we evolve and deliver our next generation network assurance technology to a larger addressable global market of telecom and cable customers offering voice, data and video services, “ he added.
Tollgrade, recognized for its customer responsiveness, is a market leader in creating and supporting centralized test systems for telecom and cable companies around the world. It currently deploys test systems in about one-third of the world’s existing access lines; the Emerson acquisition would increase Tollgrade’s embedded base of access lines by approximately 25%, largely in the international market.
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TOLLGRADE COMMUNICATIONS, INC.
493 Nixon Road / Cheswick, PA 15024 / 412-820-1400 / 800-878-3399 / Fax: 412-820-1530
685 Route 202/206 South / Bridgewater, NJ 08807 / 908-243-3900 / Fax: 908-243-3300
7020 Professional Parkway East / Sarasota, FL 34240 / 941-373-6800 / 877-280-0030 / Fax: 941-373-6887
Telco Support: 800-777-5405 / Cable Support (TAC): 941-373-6850 or 888-486-3510
www.tollgrade.com

This acquisition will support two strategic initiatives for Tollgrade – first, to protect its leadership position in the core network assurance markets as the access network evolves to support triple play services; secondly, to expand its global reach.
Thirteen Emerson engineers and system test staff, located in Warrenville, Illinois and Ft. Worth, Texas are expected to remain with the test system business and join Tollgrade upon completion of the transaction.
About Tollgrade
Tollgrade Communications, Inc. is a leading provider of network service assurance products and services for centralized test systems around the world. Tollgrade designs, engineers, markets and supports centralized test systems, test access and status monitoring products, and next generation network assurance technologies for the broadband marketplace. Tollgrade’s customers range from the top RBOCs (Regional Bell Operating Companies) and Cable providers, to numerous independent telecom, cable and broadband providers around the world. Tollgrade’s network testing, measurement and monitoring solutions support the infrastructure of cable and telecom companies offering current and emerging triple play services. Tollgrade, headquartered near Pittsburgh in Cheswick, Pa., and its products and customer reach span over 200 million embedded access lines, more than any other test and measurement supplier. For more information, visit Tollgrade’s web site at www.tollgrade.com.
About Emerson Network Power
Emerson Network Power, an Emerson business, serves the needs of telecommunications networks, data centers, health care, and industrial facilities worldwide with a full spectrum of reliable power solutions, including inbound power, connectivity, power supplies, power systems, and precision cooling – all backed by the largest global services organization in the power industry. Sales in fiscal 2005 were $3.3 billion. For more information, visit www.emersonnetworkpower.com.
About Emerson
Emerson (NYSE:EMR), based in St. Louis, is a global leader in bringing technology and engineering together to provide innovative solutions to customers through its network power, process management, industrial automation, climate technologies, and appliance and tools businesses. Sales in fiscal 2005 were $17.3 billion. For more information, visit www.gotoemerson.com.
Forward-Looking Statements
The foregoing release contains “forward looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s current expectations regarding revenue and earnings results for the fourth quarter of 2005, the Company’s available capital and its ability to execute its strategy and estimated adjustments to and the impact on historical financial statements of the Company. The Company cautions readers that such “forward looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward looking statements. The Company disclaims any current intention to update its “forward looking statements,” and the estimates and assumptions within them, at any time or for any reason. In particular, the following factors, among others could cause actual results to differ materially from those described in the “forward looking statements:” (a) the ability to complete and satisfy all pre-closing conditions and consummate the transactions described above; (b) the ability to secure key relationships with key suppliers, customers and employees of the Emerson Test Business; (c) the ability to successfully integrate the Emerson Test Business and to effectuate the synergies and achieving revenues and targets necessary to make the acquisition accretive during 2006; (d) market acceptance of our products in the new international customer base; (e) the unanticipated further decline of the capital budgets allocated to legacy network elements for certain of our major customers; (f) possible charges to income as a result of goodwill impairment, asset impairment or other matters in conjunction with our strategic focus as we shift spending away from legacy products toward growth initiatives; (g) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of the significantly changing telecommunications markets; (h) possible delays in deployment of products under the Saudi Arabian and South African contracts due to project delays, political instability, inability to obtain proper acceptances or other unforeseen delays; (i) possible delays in, or the inability to, complete long term maintenance contracts with certain of our RBOC customers or to complete negotiation and execution of purchase agreements with new customers; (j) lower than expected demand for our cable testing products; (k) pricing pressures affecting our cable-related products as a result of increased competition, consolidation within the cable industry and the adoption of standards-based protocols; (l) our ability to close certain international opportunities, due to numerous risks and uncertainties inherent in international markets; (m) our dependence upon a limited number of third party subcontractors to manufacture certain aspects of the products we sell; (n) the ability to manage the risks associated with and to grow our business; and (o) the uncertain economic and political climate in the United States and throughout the rest of the world and the potential that such climate may deteriorate.
Other factors that could cause actual events or results to differ materially from those contained in the “forward looking statements” are included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including, but not limited to, the Company’s Form 10-K for the year ended December 31, 2004 and any subsequently filed reports. All documents are also available through the SEC’s Electronic Data Gathering Analysis and Retrieval system at www.sec.gov or from the Company’s website at www.tollgrade.com.
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